ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”), is dated effective as of March 7, 2007, by NNN VF FOUR RESOURCE SQUARE, LLC, a Delaware limited liability company (“Borrower”), and NNN 2003 VALUE FUND, LLC, a Delaware limited liability company (together with Borrower being referred to herein collectively as “Indemnitor”), in favor of RAIT PARTNERSHIP, L.P., a Delaware limited partnership (“Indemnitee”), and other Indemnified Parties (as hereinafter defined).

BACKGROUND

A. Reference is made to the Background set forth in the Loan and Security Agreement of even date herewith between Indemnitee and Borrower (together with any amendments, restatements or other modifications, the “Loan Agreement”), which is hereby incorporated herein. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

B. Indemnitee is unwilling to make the Loan unless Indemnitor executes and delivers this Agreement to Indemnitee.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor, intending to be legally bound hereby, represents, warrants, covenants and agrees for the benefit of Indemnified Parties as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, Hazardous Substances, liability for or costs of Remediation or prevention of Releases of Hazardous Substances or other actual or future danger to human health or the environment, any wrongful death, personal injury or property damage that is caused by or related to the presence, growth, proliferation, reproduction, dispersal, or contact with any biological organism or portion thereof, including molds or other fungi, bacteria or other microorganisms or any etiologic agents or materials; includes the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including Subtitle I relating to underground Storage Tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act; and includes any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the Property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Property; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or the presence of biological or etiologic agents or materials or use, management, or maintenance of the Property.

“Hazardous Substances” includes any and all substances biological and etiologic agents or materials (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, lead-based paints, radon, radioactive materials, flammables and explosives, and any biological organism or portion thereof (living or dead), including molds or other fungi, bacteria or other microorganisms, or any etiologic agents or materials.

“Indemnified Parties” includes Indemnitee, any person who is or will have been involved in originating the Loan or in servicing the Loan, any person in whose name the encumbrance created by the Deed of Trust which is or will have been recorded, and persons who may hold or acquire or will have held a full or partial interest in the Loan (including those who may acquire any interest in mortgage pass through certificates or other securities evidencing a beneficial interest in the Loan offered in a rated or unrated public offering or private investment, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties), as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including any other person or entity who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as part of or following foreclosure pursuant to the Loan) and including any successors by merger, consolidation or acquisition of all or a substantial part of Indemnitee’s assets and business.

“Legal Action” means any claim, suit or proceeding, whether administrative or judicial in nature.

“Losses” includes any claims, suits, liabilities (including strict liabilities), administrative or judicial actions or proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value (but only to the extent such diminution is realized by Indemnitee), fines, penalties, charges, reasonable fees, expenses, costs of Remediation (whether or not performed voluntarily), costs of assessing damages or losses, judgments, awards, amounts paid in settlement, private damages foreseeable and unforeseeable consequential damages, litigation costs, reasonable attorneys’ fees, reasonable engineers’ fees, reasonable environmental consultants’ fees, and investigation costs (including costs for reasonable sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings.

“Release” with respect to any Hazardous Substance includes any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or growth, proliferation, reproduction, or dispersal or other movement or production of Hazardous Substances.

“Remediation” includes any response, remedial, removal, or corrective action; any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; and any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances.

“Storage Tanks” includes any underground or aboveground storage tanks, whether filled, empty, or partially filled with any substance.

2. Environmental Representations and Warranties. Indemnitor represents and warrants to Indemnified Parties that:

(a) Hazardous Substances. Based on its review of the environmental assessment of the Property delivered to Indemnitee by Indemnitor prior to the date hereof (the “Environmental Report”), there are no Hazardous Substances or Storage Tanks in, on, above, or under the Property, except those that are either (i) of such types and in such quantities as are customarily used or stored or generated for offsite disposal or otherwise present in or at properties of the relevant property type, and in compliance with all Environmental Laws and with permits issued pursuant thereto, or (ii) fully disclosed to and approved by Indemnitee in writing.

(b) No Releases. Based on its review of the Environmental Report, there are no past (during Indemnitor’s period of ownership only), present or to Indemnitor’s knowledge, threatened Releases of Hazardous Substances in, on, above, under or from the Property, except as described in the Environmental Report.

(c) No Migration. Based on its review of the Environmental Report, to Indemnitor’s knowledge, there is no threat of any Release of Hazardous Substances migrating to the Property, except as described in the Environmental Report.

(d) No Violations. There is no past (during Borrower’s period of ownership only) or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property, except as described in the Environmental Report.

(e) No Notice. Indemnitor does not know of, and Indemnitor has not received, any written or oral notice or other communication from any person (including a governmental entity) relating to the presence of Hazardous Substances in, on, above, under or from the Property or Remediation thereof, possible liability of any person pursuant to any Environmental Law or other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing.

(f) Complete Disclosure. Indemnitor has truthfully and fully provided to Indemnitee, in writing, any and all information relating to environmental conditions in, on, above, under or from the Property that is known to Indemnitor and that is contained in files and records of Indemnitor.

(g) Authorizations. To the best of Indemnitor’s knowledge, all notices, permits, licenses, registrations, or similar authorizations, if any, required to be obtained or filed in connection with the ownership, operation, or use of the Property, including in connection with the existence of any Storage Tanks at the Property or the past or present generation, treatment, storage, disposal, or Release of a Hazardous Substance into the environment, have been duly obtained or filed and have been duly renewed or maintained.

(h) Property Compliance. To the best of Indemnitor’s knowledge, the Property and the operations conducted thereon do not violate any applicable law, statute, ordinance, rule, regulation, order, or determination of any governmental authority or any restrictive covenant or deed restriction (recorded or otherwise), including all applicable zoning ordinances and building codes, flood disaster laws and Environmental Laws. Furthermore, to Indemnitor’s knowledge, the Property is maintained and has been maintained in such a manner as to prevent excess humidity or accumulation of moisture that may promote the growth of molds or other fungi and other microorganisms.

(i) Indemnitor’s Investigation. Indemnitor has obtained an Environmental Phase I Site Assessment Report, and has determined, that no Hazardous Substances are or have been generated, treated, stored, used, disposed of or Released in, on, above, under, from or about the Property, except in compliance with applicable Environmental Laws.

(j) Other Properties. Neither Indemnitor, nor, to the best knowledge of Indemnitor, any other person, including any predecessor owner, tenant, licensee, occupant, user, or operator of all or any portion of the Property, has ever caused, permitted, authorized or suffered, and Indemnitor will not cause, permit, authorize, or suffer, any Hazardous Substance to be placed, held, located, or disposed of, on, under or about any other real property, all or any portion of which is legally or beneficially owned (or any interest or estate therein which is owned) by Indemnitor in any jurisdiction now or hereafter having in effect a so-called superlien law or ordinance, the effect of which law or ordinance would be to create a lien on the Property to secure any obligation in connection with the superlien law of such other jurisdiction.

(k) No Litigation. Except as otherwise previously disclosed to Indemnitee in writing, there is no pending or, to the best of Indemnitor’s knowledge, threatened litigation, proceedings, or investigations before or by any administrative agency in which any person alleges or is investigating any alleged presence, Release, threat of Release, placement on, under, from or about the Property, or the manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or disposal on, under, from or about the Property, or the transportation to or from the Property, of any Hazardous Substance.

(l) No Communications. To Indemnitor’s knowledge, there have been no communications or agreements with any governmental authority or any private entity, including any prior owners or operators of the Property, relating in any way to the presence, Release, threat of Release, placement on, under or about the Property, or the use, manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or disposal on, under or about the Property, or the transportation to or from the Property, of any Hazardous Substance, except for communications made in the ordinary course of business in connection with permits, reports, and routine inspections issued, prepared or conducted by government agencies or authorities having jurisdiction over the Property, which have not been fully disclosed to Indemnitee in writing.

3. Environmental Covenants. Indemnitor covenants and agrees with Indemnified Parties that:

(a) Compliance. All uses and operations on or of the Property by Indemnitor shall be in compliance with all Environmental Laws and permits issued pursuant thereto. Borrower shall make commercially reasonable efforts to cause tenants at the Property to comply with Environmental Laws.

(b) No Releases. Borrower shall use its best efforts to prohibit the Releases of Hazardous Substances in, on, above, under or from the Property.

(c) No Hazardous Substances. Borrower shall use its best efforts to prohibit the presence of Hazardous Substances in, on, above or under the Property, except those that are either (i) Hazardous Substances of such types and in such quantities as are customarily used or stored or generated for offsite disposal or otherwise present in or at properties of the relevant property type, and in compliance with all Environmental Laws and with permits issued pursuant thereto, or (ii) fully disclosed to Indemnitee in writing and approved by Indemnitee.

(d) No Encumbrances. Indemnitor shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Indemnitor or any other person (the “Environmental Liens”).

(e) Investigation. In addition to the Environmental Compliance Reports and Environmental Remediation Reports (each as defined in Section 3(h) below), Indemnitor shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property pursuant to any reasonable written requests of Indemnitee (including sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), but only if Indemnitee has a reasonable basis for believing that such site assessment or other investigation is warranted, and share with Indemnitee the reports and other results thereof, and Indemnitee and other Indemnified Parties shall be entitled to rely on such reports and other results thereof.

(f) Remediation. Indemnitor shall, at its sole cost and expense, comply with all written requests of Indemnitee to (i) reasonably effectuate Remediation of any condition (including but not limited to a Release of a Hazardous Substance) in, on, above, under or from the Property, to the extent required by Environmental Law; and (ii) comply with any Environmental Law.

(g) Prohibited Activities. Indemnitor shall not do, and Borrower shall not do or allow any tenant or other user of the Property to do, any act or thing that violates any Environmental Law.

(h) Monitoring. If Indemnitee has a reasonable basis for believing any Hazardous Substance is present on the Property in violation of Environmental Law, Indemnitor shall upon request of Indemnitee establish and maintain, at Indemnitor’s sole expense, a system to assure and monitor continued compliance with Environmental Laws, which system shall include at a minimum annual reviews of such compliance by employees or agents of Indemnitor who are familiar with the requirements of the Environmental Laws and, at the request of Indemnitee no more than once each year, obtaining a detailed review of such compliance of the environmental condition of the Property (“Environmental Compliance Report”) in scope reasonably satisfactory to Indemnitee by an environmental consulting firm approved in advance by Indemnitee; provided, however, that if any Environmental Compliance Report indicates a violation of any Environmental Law or a need for Remediation, such system shall include at the request of Indemnitee a detailed review (“Environmental Remediation Report”) of the status of such violation by such environmental consultant. Indemnitor shall furnish each Environmental Compliance Report or Environmental Remediation Report to the Indemnitee within 60 days after Indemnitee so requests, together with such additional information as Indemnitee may reasonably request. If Indemnitor fails to contract for such an Environmental Compliance Report or Environmental Remediation Report after 10 days’ notice, or fails to provide either such report within 60 days, Indemnitee may order same, and Indemnitor grants to Indemnitee and its employees, agents, contractors and consultants access to the Property and a license (which is coupled with an interest and irrevocable while the Debt is outstanding) to perform inspections and tests, including the taking of soil borings and air and groundwater samples. All costs of such reports, inspections and tests shall be an obligation of Indemnitor which Indemnitor promises to pay to Indemnitee pursuant to this Agreement. All such costs shall constitute a portion of the Debt.

(i) Notice Of Release. Indemnitor shall promptly notify Indemnitee in writing of (i) any presence or Release or future Release of Hazardous Substances in, on, above, under, from or migrating towards the Property in violation of Environmental Law; (ii) any non-compliance with any Environmental Laws related in any way to the Property; (iii) any actual Environmental Lien; (iv) any Remediation of environmental conditions relating to the Property required by Environmental Law; and (v) any written or oral notice or other communication of which Indemnitor becomes aware from any source whatsoever relating in any way to the foregoing or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Agreement.

4. Indemnified Parties’ Rights; Cooperation and Access. Indemnified Parties and any other person designated by Indemnified Parties (including any receiver, any representative of a governmental entity, and any environmental consultant) shall have the right but not the obligation to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including conducting any environmental assessment or audit (the scope of which shall be determined in Indemnitee’s sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing, all at the expense of Indemnified Parties, unless Indemnified Parties have a reasonable basis for believing that Hazardous Substances are at the Property in violation of Environmental Law, in which event Indemnitor shall pay all such expenses incurred in connection therewith. Indemnitor shall cooperate with and provide access to Indemnified Parties and any such person or entity designated by Indemnified Parties.

5. Indemnity.

(a) Indemnitor covenants and agrees at its sole cost and expense to protect, defend, indemnify, release and hold harmless Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any of them (other than those arising solely from a state of facts that first came into existence after Indemnitee acquired title to the Property through foreclosure or a deed in lieu thereof or realized its collateral pursuant to the Pledge Agreement) and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Substances in, on, above, or under the Property; (b) any past, present or future Release of Hazardous Substances in, on, above, under or from the Property; (c) any activity by Indemnitor, any person or entity affiliated with Indemnitor, and any tenant or other user of the Property in connection with any actual, proposed or future use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property; (d) any activity by Indemnitor, any person or entity affiliated with Indemnitor, and any tenant or other user of the Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (e) any past, present or future non-compliance or violations of any Environmental Laws (or permits issued pursuant thereto) in connection with the Property or operations thereon, including any failure by Indemnitor, any person or entity affiliated with Indemnitor, and any tenant or other user of the Property to comply with any order of any governmental authority in connection with any Environmental Laws, but not including any non compliance or violations occurring as a result of the gross negligence or willful misconduct of any of the Indemnified Parties; (f) the imposition, recording or filing or the future imposition, recording or filing of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement not caused by the gross negligence or willful misconduct of any of the Indemnified Parties; (h) any material misrepresentation or inaccuracy in any representation or warranty made by Indemnitor herein or Indemnitor’s material breach or failure to perform any covenants or other obligations pursuant to this Agreement; and (i) any diminution in value (but only to the extent such diminution is realized by Indemnitee) of the Property in any way connected with any occurrence or other matter referred to in this Agreement that is not caused by the gross negligence or willful misconduct of any of the Indemnified Parties.

(b) Upon written request by any Indemnified Party, Indemnitor shall defend same (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. If Indemnitor does not provide a defense by attorneys and other professionals reasonably satisfactory to Indemnified Parties, any Indemnified Party may, in its sole and absolute discretion, engage its own attorneys and other professionals to defend or assist it, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding. Upon demand, Indemnitor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

6. Enforcement. Indemnified Parties may enforce the obligations of Indemnitor hereunder without first resorting to or exhausting any security or collateral or without first having recourse to Indemnitor under the Note, the Deed of Trust, the Pledge Agreement, or any other Loan Documents or any of the Property, through foreclosure proceedings or otherwise; provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Note, foreclosing, or exercising any power of sale under, the Deed of Trust or the Pledge Agreement, or exercising any other rights and remedies thereunder. This Agreement and Indemnitor’s obligations hereunder shall be deemed and construed as unsecured obligations. Further, this Agreement is not collateral or security for the Debt, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for the Debt, which Indemnitee is entitled to do in its sole and absolute discretion. It is not necessary for an Event of Default to have occurred for Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Loan Agreement or the other Loan Documents, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provisions of the Loan Agreement or the other Loan Documents. Indemnitor is fully and personally liable for such obligations, and its liability is not limited to the original or amortized principal balance of the Loan or the value of the Property.

7. Survival. The obligations and liabilities of Indemnitor under this Agreement shall fully survive indefinitely notwithstanding any termination of the Loan Agreement or payment of the Debt.

8. Subrogation. Indemnitor shall take any and all reasonable actions, including institution of Legal Action against third-parties, necessary or appropriate to obtain reimbursement, payment or compensation from such persons responsible for the presence of any Hazardous Substances at, in, on, under or near the Property or otherwise obligated by law to bear the cost. Indemnified Parties shall be and hereby are subrogated to all of Indemnitor’s rights now or hereafter in such claims.

9. No Third Party Beneficiary. The terms of this Agreement are for the sole and exclusive protection and use of Indemnified Parties. No party shall be a third-party beneficiary hereunder, and no provision hereof shall operate or inure to the use and benefit of any such third party. It is agreed that those persons and entities included in the definition of Indemnified Parties are not such excluded third party beneficiaries.

10. Miscellaneous.

(a) Waiver of Notice. Indemnitor hereby expressly waives the right to receive any notice from Indemnitee with respect to any matter for which this Agreement does not specifically and expressly provide for the giving of notice by Indemnitee to Indemnitor. No release of any security for the Loan or one or more extensions of time for payment of the Note or any installment thereof, and no alteration, amendment or waiver of any provision of this Agreement, the Note or the other Loan Documents made by agreement between Indemnitee or any other person, shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Indemnitor or any other person who may become liable for the payment of all or any part of the Loan under the Note, this Agreement or the other Loan Documents.

(b) Jurisdiction; Court Proceedings. Indemnitor, to the fullest extent permitted by law, hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel, (i) submits to personal, nonexclusive jurisdiction in the Commonwealth of Pennsylvania with respect to any suit, action or proceeding by any person arising from, relating to or in connection with the Loan Documents or the Loan, (ii) agrees that any such suit, action or proceeding may be brought in any state or federal court of competent jurisdiction sitting in Philadelphia, Pennsylvania, (iii) submits to the jurisdiction of such courts, (iv) agrees that it will not bring any action, suit or proceeding in any forum other than Philadelphia, Pennsylvania (but nothing herein shall affect the right of Indemnitee to bring any action, suit or proceeding in any other forum), (v) irrevocably agrees not to assert any objection which it may ever have to the laying of venue of any such suit, action or proceeding in any federal or state court located in Pennsylvania and any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, and (vi) consents and agrees to service of any summons, complaint or other legal process in any such suit, action or proceeding by registered or certified U.S. mail, postage prepaid, to Indemnitor, at the address for notices described herein and consents and agrees that such service shall constitute in every respect valid and effective service (but nothing herein shall affect the validity or effectiveness of process served in any other manner permitted by law).

(c) Waiver of Jury Trial. INDEMNITOR, TO THE FULLEST EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE CONSULTATION OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING ANY TORT ACTION, BROUGHT BY ANY PARTY TO THE LOAN DOCUMENTS AGAINST ANY OTHER BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO OR IN CONNECTION WITH THE LOAN DOCUMENTS, THE LOAN OR ANY COURSE OF CONDUCT, ACT, OMISSION, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON (INCLUDING, WITHOUT LIMITATION, SUCH PERSON’S DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH SUCH PERSON), IN CONNECTION WITH THE LOAN OR THE LOAN DOCUMENT, INCLUDING ANY COUNTERCLAIM WHICH INDEMNITOR MAY BE PERMITTED TO ASSERT THEREUNDER OR WHICH MAY BE ASSERTED BY INDEMNITEE OR ITS AGENTS AGAINST INDEMNITOR, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THIS WAIVER BY INDEMNITOR OF ITS RIGHT TO A JURY TRIAL IS A MATERIAL INDUCEMENT FOR INDEMNITEE TO MAKE THE LOAN.

(d) Offsets, Counterclaims and Defenses. Indemnitor hereby knowingly waives the right to assert any counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against Indemnitor by Indemnitee. Any assignee of the Loan Documents or any successor of Indemnitee shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Loan Documents which Indemnitor may otherwise have against any assignor of the Loan Documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Indemnitor in any action or proceeding brought by any such assignee under such Loan Document. Any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Indemnitor.

(e) Voluntary Agreement. INDEMNITOR HEREBY REPRESENTS AND WARRANTS THAT INDEMNITOR IS FULLY AWARE OF THE TERMS CONTAINED IN THE LOAN DOCUMENTS AND THAT INDEMNITOR HAS VOLUNTARILY AND WITHOUT COERCION OR DURESS OF ANY KIND ENTERED INTO THE LOAN DOCUMENTS TO WHICH IT IS A PARTY.

(f) Further Assurances. Indemnitor agrees that it will execute and deliver such further instruments and perform such further acts as may be requested by Indemnitee from time to time to confirm the provisions of any Loan Document to which it is a party, to carry out more effectively the purposes of this Agreement or the Loan Documents.

(g) Waiver. Indemnitor hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Indemnitee under the Loan Documents. Indemnitor waives any rights Indemnitor may have pursuant to North Carolina General Statute § 26-7 through § 26-9.

(h) Governing Law. This Agreement shall be governed by North Carolina law without giving effect to the principles of conflicts of laws.

11. Rules of Construction. This Agreement is governed by and hereby incorporates by reference the Rules of Construction contained in the Loan Agreement, which shall apply with the same effect as though fully set forth herein.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Environmental Indemnity Agreement has been executed by Indemnitor and is effective as of the day and year first above written.

INDEMNITOR:

NNN VF FOUR RESOURCE SQUARE, LLC, a Delaware limited liability company

By:	Triple Net Properties, LLC, a Virginia

limited liability company, its manager

	By: /s/ Jeff Hanson [SEAL] Name: Jeff Hansen Title:	Managing Director – Real Estate

NNN 2003 VALUE FUND, LLC, a Delaware limited liability company

By:	Triple Net Properties, LLC, a Virginia

limited liability company, its manager

	By: /s/ Jeff Hanson [SEAL] Name: Jeff Hansen Title:	Managing Director – Real Estate

SIGNATURE PAGE TO ENVIRONMENTAL INDEMNITY